UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56225	32-0872782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street, Minneapolis, Minnesota 55402

(Address of principal executive offices) (Zip Code)

(612) 999-1606

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Needham Loan

On October 2, 2026 (the “Closing Date”), Vireo Property Holdings, LLC (the “Borrower-Agent”), Vireo Property Holdings New York, LLC (“Holdings NY”), Vireo Property Holdings Florida, LLC (“Holdings FL”), 256 County Route 117 Perth LLC (“NY PropCo”) and 160 Comfort Road, LLC (“FL PropCo”), each a Delaware limited liability company (Borrower-Agent, Holdings NY, Holdings FL, NY PropCo, and FL PropCo, collectively, the “Borrowers”) and each an indirect subsidiary of Vireo Growth Inc., a British Columbia corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Needham Bank, a Massachusetts commercial bank (the “Lender”), and the guarantors from time to time party thereto, providing for a term loan in the aggregate principal amount of $60,000,000 (the “Needham Loan”).

In connection with the Loan Agreement, on the Closing Date, (i) NY PropCo issued to the Lender a Gap Note in the principal amount of $11,000,000 (the “Gap Note”), evidencing a new money advance by the Lender and secured by a Gap Mortgage granted by NY PropCo on the Perth Property (as defined below) (the “Gap Mortgage”), (ii) in consideration for the repayment of the $49,000,000 Promissory Note dated May 26, 2026 (the “Seller Note”) made by NY PropCo in favor of IIP-NY 2 LLC, a Delaware limited liability company (“IIP-NY”), a subsidiary of Innovative Industrial Properties, Inc., IIP-NY endorsed to the Lender, without recourse, the Seller Note pursuant to an Allonge to Promissory Note (the “Allonge”), and IIP-NY assigned to the Lender the mortgage securing the Seller Note pursuant to an Assignment of Mortgage, and (iii) the Borrowers executed a Consolidated, Amended and Restated Promissory Note in the principal amount of $60,000,000 in favor of the Lender (the “A&R Note”), which amends, restates, consolidates and replaces, without novation, the Gap Note and the Seller Note into a single debt in the principal amount of $60,000,000 for which the Borrowers are jointly and severally liable. The Seller Note was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2026. As a result of the foregoing, IIP-NY is no longer a lender to NY PropCo.

Interest and Fees

The Needham Loan bears interest at a fixed rate of 8.50% per annum, computed on the basis of the actual number of days elapsed over a 360-day year. Any payment (other than the payment due on the Maturity Date (as defined below)) not paid within five days after its due date is subject to a late charge equal to 5% of the amount unpaid. The Borrowers paid the Lender at closing a fully earned, non-refundable commitment fee equal to 1.50% of the $60,000,000 loan commitment, or $900,000.

The A&R Note requires monthly payments of interest only for the first six months, beginning one month after the Closing Date, followed by monthly payments of principal and interest in amounts sufficient to fully amortize the Needham Loan over a ten-year period. The entire outstanding principal balance, together with accrued and unpaid interest, is due on April 2, 2034 (the “Maturity Date”). The Borrowers may prepay the Needham Loan in whole or in part at any time upon five (5) Business Days’ (as defined in the Loan Agreement) prior notice to the Lender, without premium or penalty, except that a premium equal to 3.00% of the outstanding principal amount applies if prepaid with proceeds of a refinancing with a lender other than the Lender or its Affiliate (as defined in the Loan Agreement) on or before the first anniversary of the Closing Date, 2.00% if prepaid after the first anniversary but on or before the second anniversary, and 1.00% if prepaid after the second anniversary but on or before the third anniversary. No premium applies after the third anniversary or if the Needham Loan is paid in full upon a Change of Control (as defined in the Loan Agreement).

Use of Proceeds

The proceeds of the Needham Loan were used solely to fund (i) the refinancing of the indebtedness evidenced by the Seller Note, (ii) the acquisition by FL PropCo of the real property located at 160 Comfort Road, Palatka, Florida 32177 (the “Palatka Property”), and (iii) a portion of the costs and expenses incurred by the Borrowers in connection with the closing of the Needham Loan.

Security and Guarantees

The obligations of the Borrowers under the Needham Loan are joint and several and are secured by, among other things, (i) a Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents, Financing Statement and Security Agreement dated as of the Closing Date, granted by NY PropCo, encumbering the approximately 389,000 square foot cannabis cultivation and production facility located at 256 County Route 117, Perth, New York, on approximately 20.598 acres (the “Perth Property”); (ii) a Multi-State Mortgage, Assignment of Leases and Rents, Financing Statement and Security Agreement dated as of the Closing Date, granted by FL PropCo, encumbering the Palatka Property; (iii) an Omnibus Collateral Assignment of Agreements, Permits and Rights dated as of the Closing Date, by NY PropCo and FL PropCo, assigning to the Lender, among other things, contracts, income, revenues, insurance and condemnation proceeds, permits, governmental approvals, licenses, warranties and plans relating to the Perth Property and the Palatka Property; (iv) a Security Agreement dated as of the Closing Date, by the Borrowers in favor of the Lender; (v) an Environmental Indemnity Agreement dated as of the Closing Date, by the Borrowers, as indemnitors, in favor of the Lender; (vi) a Pledge Agreement dated as of the Closing Date, by the Borrower-Agent, Holdings NY and Holdings FL, pledging their equity interests in the other Borrowers; and (vii) a Pledge and Hypothecation Agreement dated as of the Closing Date, by Vireo Health, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Vireo Health”) pledging its equity interests in the Borrower-Agent, in favor of the Lender. In addition, Green Dragon Florida LLC, a Florida limited liability company and indirect wholly owned subsidiary of the Company (“FL Tenant”) guaranteed the obligations of the Borrowers on an unsecured basis pursuant to an Unconditional Guaranty entered into as of the Closing Date in favor of the Lender (the “Unconditional Guaranty”). The Lender may also debit the Borrowers’ deposit accounts maintained with the Lender, including an operating account and a reserve account, for amounts due. The tenants of the Perth Property and the Palatka Property are Ace Heritage LLC, a New York limited liability company and FL Tenant, respectively.

The liens securing the Needham Loan on the Perth Property and the Palatka Property are senior to the liens securing the indebtedness (the “Second Lien Debt”) owed to Chicago Atlantic Financial Services, LLC, as administrative agent (the “Second Lien Agent”), and Chicago Atlantic Lincoln, LLC, as lender (the “Second Lien Lender”). The Second Lien Debt, in the original principal amount of $41,000,000, is evidenced by a Subordinated Promissory Note dated May 22, 2026 by NY PropCo in favor of the Second Lien Lender and is secured by a Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of May 22, 2026 by NY PropCo in favor of the Second Lien Agent and a Multi-State Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of October 2, 2026 by FL PropCo in favor of the Second Lien Agent encumbering the Palatka Property, and is guaranteed on an unsecured basis by FL Tenant pursuant to a General Continuing Guaranty dated as of October 2, 2026 in favor of the Second Lien Agent. These arrangements are subject to an Intercreditor and Subordination Agreement dated as of the Closing Date (the “Intercreditor Agreement”) among the Lender, as senior lender, the Second Lien Lender and the Second Lien Agent, as subordinated lender, and the Borrowers. John Mazarakis, a director and the Chief Executive Officer of the Company, is a partner of Chicago Atlantic Group, L.P., an affiliate of the Second Lien Agent. Mr. Mazarakis disclosed his interest in the transactions, abstained from voting, and recused himself from the resolutions of the Company’s board of directors approving the Needham Loan.

Covenants and Events of Default

The Loan Agreement contains customary representations and warranties, affirmative and negative covenants, financial covenants and events of default for a loan of this type. The negative covenants address fundamental changes, other indebtedness, liens, investments, restricted payments, changes to tenant leases and material contracts, negative pledges, amendments of subordinated debt documents and sale-leasebacks, and require the Borrowers to maintain special purpose entity status. Events of Default include nonpayment of principal or interest within three (3) Business Days after when due or other sums within five (5) Business Days after when due, failure to pay at maturity, bankruptcy and insolvency events, and covenant breaches which are generally subject to a 30-day cure but without a cure period for specified covenant breaches, including breaches of the Debt Service Covenant, the Loan-to-Value Ratio and the Borrower Liquidity covenant (each as defined in the Loan Agreement). Upon and during the continuance of an Event of Default, (i) the Needham Loan is subject to interest at a default rate equal to the lesser of the interest rate then in effect plus 4.00% per annum and the maximum rate permitted by applicable law, and (ii) the Lender may declare the Needham Loan immediately due and payable.

The foregoing descriptions of the Loan Agreement and the A&R Note do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

As described in Item 1.01, in connection with the closing of the Needham Loan, the Seller Note in favor of IIP-NY, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2026, was repaid in full without prepayment penalty and as a result of the foregoing, IIP-NY is no longer a lender to NY PropCo.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

As described in Item 1.01, the Borrowers, each an indirect subsidiary of the Company, incurred a direct financial obligation under the Needham Loan in the aggregate principal amount of $60,000,000. Upon an Event of Default under the Loan Agreement, including nonpayment, covenant breaches, material misrepresentations, invalidity of loan documents or liens, unpermitted transfers, bankruptcy or insolvency, cross-defaults under the documents governing the Second Lien Debt, material contracts or other indebtedness in excess of $2,000,000, a Change of Control, a Material Adverse Effect (as defined in the Loan Agreement), certain cannabis-law and governmental forfeiture events, uninsured final judgments in excess of $2,000,000 in the aggregate, uninsured losses exceeding $2,000,000 in a fiscal year, or opening depository accounts elsewhere without the Lender’s consent, and subject to applicable cure periods, the Lender may declare the outstanding principal, accrued interest and all other amounts due under the Needham Loan immediately due and payable. The Lender may also enforce its rights against the collateral securing the Needham Loan, including the Perth Property and the Palatka Property, against Borrower-Agent, Holdings NY and Holdngs FL under the Pledge Agreement, against Vireo Health under the Pledge and Hypothecation Agreement and against FL Tenant under the Unconditional Guaranty.

Item 7.01 Regulation FD Disclosure.

On October 5, 2026, the Company issued a press release announcing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure. Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Loan Agreement, dated as of October 2, 2026, by and among Vireo Property Holdings, LLC, Vireo Property Holdings New York, LLC, Vireo Property Holdings Florida, LLC, 256 County Route 117 Perth LLC and 160 Comfort Road, LLC, as borrowers, and Needham Bank, as lender.
10.2	Consolidated, Amended and Restated Promissory Note, dated as of October 2, 2026, made by the Borrowers in favor of Needham Bank.
99.1*	Press Release, dated October 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the SEC upon request.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: October 8, 2026